UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2026

GOLUB CAPITAL PRIVATE INCOME FUND S
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01945	39-3613464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

February 2026, March 2026 and April 2026 Distributions

On February 2, 2026, Golub Capital Private Income Fund S (the “Company”) declared regular distributions for its common shares of beneficial interest (the “Common Shares”) in the amount per share set forth below:

Gross Distribution
February 2026
Common Shares Distribution	$0.1667
March 2026
Common Shares Distribution	$0.1667
April 2026
Common Shares Distribution	$0.1667

The February 2026 distribution for Common Shares are payable to shareholders of record as of the open of business on February 28, 2026 and will be paid on or around March 30, 2026.

The March 2026 distribution for Common Shares are payable to shareholders of record as of the open of business on March 31, 2026 and will be paid on or around April 29, 2026.

The April 2026 distribution for Common Shares are payable to shareholders of record as of the open of business on April 30, 2026 and will be paid on or around May 28, 2026.

These distributions will be paid in cash or reinvested in Common Shares of the Company for shareholders participating in the Company’s distribution reinvestment plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Income Fund S has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL PRIVATE INCOME FUND S

Date: February 5, 2026	By: /s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer and Treasurer